s842098directorrestrictedstock

         FORM S-8 REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933

                       Crane Co.
 Exact name of registrant as specified in its charter

      Delware                         13-1952290
   State or other jurisdiction of   I.R.S. Employer
  incorporation or organization   Identification No.

     100 First Stamford Place, Stamford, CT  06902
 Address of principal executive offices, including zip
                         code

         CRANE CO. 1998 NON-EMPLOYEE DIRECTOR
                 RESTRICTED STOCK PLAN
                Full title of the plan

                  Augustus I. duPont,
     Vice President, General Counsel and Secretary

  Crane Co., 100 First Stamford Place, Stamford, CT.
                         06902
         Name and address of agent for service

                     203-363-7300
         Telephone number of agent for service


            CALCULATION OF REGISTRATION FEE
_______________________________________________________
                         ____

                      Proposed  Proposed
Title of              Maximum   Maximum
Securitie  Amount to  Offering  Aggregat  Amount of
s to be    be         Price     e         Registratio
Registere  Registere  per       Offering  n Fee (2)
d          d (1)      Share     Price
                      (2)

Common     50,000     $51.53    $2,576,5  $760.00
Stock Par  shares               00
Value
$1.00 Per
Share
_______________________________________________________
                      __________

       (1) Such additional indeterminable number of shares of Common Stock are hereby registered as may be required by reason of the antidilution provisions of
  the Crane Co. 1998 Non-Employee Director Restricted
Stock Plan.  The shares of Common Stock offered by the
    resale Prospectus included in this Registration
       Statement also include 43,920 shares registered
under Registration Statement No. 33-59475 filed on May
  19, 1995 and included in such Prospectus under Rule
                         429.

     (2) Pursuant to Rule 457(c) and (h) of the Rules, the registration fee is calculated on the basis of the average of the high and low prices as reported on the New York Stock Exchange-Composite Transactions Tape on
April 13, 1998.  A registration fee of $527 was paid in
 connection with the shares of Common Stock registered under Registration Statement No. 33-59475.

        The Prospectus that is being filed with this Registration Statement has been prepared in accordance with the requirements of General Instruction C to Form
  S-8 and Part I of Form S-3, and may be used for re-offerings of Common Stock acquired by persons named therein pursuant to the Crane Co. Non-Employee Director
Restricted Stock Award Plan or the Crane Co. 1998 Non-
    Employee Director Restricted Stock Award Plan.
Pursuant to Rule 429 of the Securities Act of 1933, the prospectuses covering securities registered pursuant to this Registration Statement also relate to the shares of the Company's Common Stock covered by Registration
                Statement No. 33-59475.


      _________________________________________________
________
                       PROSPECTUS
_______________________________________________________
__
                      27,758 SHARES

                        CRANE CO.
                      Common Stock
                Par Value $1.00 Per Share

          This Prospectus covers a total of 27,758
shares(the "Shares") of Common Stock, par value $1.00 per share (the
"Common Stock"), of Crane Co. (the "Company")which may be sold from time to time by or for the account of eight persons (collectively, the "Selling
Shareholders") who acquired the
Shares pursuant to awards under the Crane Co. Non-
Employee Director Restricted Stock Award Plan or the
Crane Co. 1998
Non-Employee Directors Restricted Stock Plan
(collectively, the "Directors Restricted Stock Plans").

          The Shares may be sold pursuant to this
Prospectus from time to time after the date hereof, subject to certain restrictions on transfer applicable to the Selling Shareholders under the Directors Restricted
Stock Plans. Sales will be made at prices and on terms determined at the time of sale, to purchasers directly or by or through brokers, dealers, underwriters or agents who may receive compensation in the form of discounts, commissions or concessions. Whether such sales will be made and the timing and amount of any sale is discretionary with each Selling Shareholder. The
Selling
Shareholders and any brokers, dealers, underwriters or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities
Act"), and any discounts, commissions or concessions received by any such broker, dealer, underwriter or agent may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from any sale of the Shares offered hereby. See "Use of Proceeds", "Selling Shareholders" and "Plan of Distribution."

          The Common Stock is listed and traded on the New York Stock Exchange. The last reported sale price of the Common Stock on the New York Stock Exchange on
April 17, 1998 was $xxx per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                          BY
  THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
 PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                   CRIMINAL OFFENSE.

     The date of this Prospectus is April 20, 1998.

                    TABLE OF CONTENTS

Available Information......................
Information Incorporated by Reference......
The Company................................
Use of Proceeds............................
Selling Shareholders.......................
Plan of Distribution.......................
Experts....................................
Indemnification............................


                  AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements, and other information with the Securities and Exchange
Commission (the "Commission"). Such reports, proxy and information statements, and other information, including information incorporated by reference into this Prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at Room
1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its following regional offices: Room 3190, 230
South Dearborn Street, Chicago, Illinois 60604; and 75
Park Place, 14th Floor, New York, New York 10007.
Copies
of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Room 1024, 450 Fifth Street,
N.W., Washington, D.C. 20549.

          The Common Stock is listed and traded on the New York Stock Exchange, and reports, proxy and information statements, and other information concerning the Company can be inspected at the library of the New
York Stock Exchange, 20 Broad Street, New York, New
York
10005.

          INFORMATION INCORPORATED BY REFERENCE

     Information contained in the following
documents is incorporated by reference into this
Prospectus:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997
     (File No. 1-1657).

2.   The description of the Common Stock
     contained in the Registration Statement on Form 8-A of the Company filed under Section 12(b) of the Exchange Act, including all amendments and reports updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13 (c),
14 or 15(d) of the Exchange Act after the date of this Prospectus, but prior to the filing of a post-effective amendment to the Registration Statement of which this Prospectus is a part which indicates that all securities offered by the Prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this
Prospectus. Each document incorporated in this Prospectus by reference shall be deemed to be a part of this Prospectus from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Prospectus.

          The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference into this Prospectus, other than certain exhibits to such documents. Requests should be directed to the Office of the Secretary, Crane
Co., 100 First Stamford Place, Stamford, Connecticut
06902, telephone (203) 363-7300.

          No person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer within any jurisdiction to any person to whom such offer would be unlawful.

                       THE COMPANY

          The Company is a diversified manufacturer of engineered industrial products and the largest
American distributor of doors, windows and millwork.
Founded in 1855, Crane Co. employs over 10,000 people in
North America, Europe, Asia and Australia.

          The Company's strategy is to grow the
earnings
of niche businesses with high market share, build an aggressive and committed management team whose interests are directly aligned to those of the shareholders, and maintain a focused, efficient corporate structure.

          The Company's principal executive office is located at 100 First Stamford Place, Stamford,
Connecticut 06902, telephone (203) 363-7300.

                     USE OF PROCEEDS

          The Company will not receive any of the
proceeds from the sale of the Shares offered under this Prospectus by the Selling Shareholders.

                  SELLING SHAREHOLDERS

          All of the Shares offered hereby are being offered for the account of the persons identified in the following table, who may from time to time sell the Shares covered by this Prospectus, subject to certain restrictions on transfer. See "Plan of Distribution."
All of the Shares were acquired pursuant to grants made pursuant to the Directors Restricted Stock Plans. Each of the Selling Shareholders is a director of the Company.

          The following table sets forth the name and title of each Selling Shareholder, the number of shares of Common Stock owned by each as of April 1, 1998, the number of shares subject to forfeiture or resale restrictions as of such date and the maximum number of Shares to be offered under this Prospectus.

Selling        Shares    Shares    Maximum  Shares
Shareholder    Owned as  Subject   Shares   to be
               of        to        to be    Owned
               April 1,  Forfeitu  Offered  After
               1998(1)   re or     Under    Completi
                         Resale    this     on of
                         Restrict- Prospec  the
                         ions as   tus(2)   Offering
                         of
                         April 1,
                         1998

                 15,367     2,235     4,515    10,852
E. Thayer
Bigelow, Jr.
                 10,450     2,235     4,515     5,935
Richard S.
Fort
                  4,260     2,235     4,088       172
Dorsey R.
Gardner
                              795     1,095     1,950
Jean Gaulin       3,045
                            2,235     4,515    22,200
Dwight C.        26,715
Minton
                 11,525     2,235     4,515     7,010
C. J.
Queenan, Jr.
                      0         0         0         0
James L. L.
Tullis
                  6,838     2,235     4,515     2,323
Boris Yavitz

(1) Does not include restricted shares of Common Stock awarded under the Directors Restricted Stock Plans which were subject to forfeiture as of April 1, 1998.

(2) Includes restricted shares of Common Stock subject to forfeiture or resale restrictions as of April
     1, 1998 as well as shares of Common Stock previously acquired upon lapse of restrictions
     (generally five years from date of grant) in accordance with the terms of the Directors
     Restricted Stock Plans.

                 PLAN OF DISTRIBUTION

          It is expected that the Selling Shareholders will sell their respective Shares pursuant to this Prospectus from time to time or at one time, subject to certain restrictions on transfer under the Directors
Restricted Stock Plans as discussed below. Whether such sales will be made and the timing and amount of any sales is discretionary with each Selling Shareholder.

          Shares may be sold on one or more exchanges or otherwise; directly to purchasers in negotiated transaction; by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchasers; in block trades in which the broker or dealer will attempt to sell Shares as agent but may position and resell a portion of the block as principal; in transactions in which a broker or dealer purchases as principal for resale for its own account;
through underwriters or agents; or in any combination of the foregoing methods. Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices.
Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from the Selling
Shareholders
and/or the purchasers of Shares. The proceeds to the Selling Shareholders from any sale of Shares will be net of any such compensation, and of any expenses to be borne by the Selling Shareholders. If required at the time that a particular offer of Shares is made, a supplement to this Prospectus will be delivered that describes any material arrangements for the distribution of Shares and the terms of the offering, including, without limitation, the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the Selling
Shareholders or otherwise. The Company may agree to indemnify any such brokers, dealers, underwriters, or agents against certain civil liabilities, including liabilities under the Securities Act.

          The Selling Shareholders and any brokers, dealers, underwriters or agents that participate with the
Selling Shareholders in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

          The Company's standard retainer payable to each non-employee director is currently $25,000 per year, of which $15,000 is paid in cash and $10,000 is paid in shares of restricted stock issued under the Crane Co.
1998 Non-Employee Director Restricted Stock Plan. An award is forfeitable if the director ceases to remain a member of the Board of Directors until the Annual Meeting of the next year following the year of the award, except in the case of
      death or disability (as determined by Committee
administering the Plan). In the event of such death or disability, an allocated portion of the award for the year of death or disability shall become non-forfeitable and distributable to the director or his legal representative as of the date of such death or disability. Until such time as the risk of forfeiture lapses or the shares awarded are forfeited, a director has the right to vote and to receive dividends on and other distributions with respect to the shares awarded. A director may not sell or otherwise transfer shares awarded under the Directors Restricted Stock
Plans
for a period of five years after the date of the award, except in the event of death or disability.

          All restrictions on any shares awarded to a director under the Directors Restricted Stock Plans will lapse in the event of a change-in-control (as defined in the Plan).

          The Company has agreed to supply the Selling
Shareholders with reasonable quantities of
Prospectuses
and the Selling Shareholders shall in all cases be responsible for complying with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act with respect to sales of Shares made by them.

          Any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Shareholders will sell any or all of the Shares. The Selling Shareholders may transfer, devise or gift such Shares by other means not described herein.

          The Company will pay all of the expenses, including, but not limited to, fees and expenses of compliance with state securities or "blue sky" laws, incident to the registration of the Shares, other than certain underwriting discounts and selling commissions and fees and expenses, if any, of counsel or other advisors retained by the Selling Shareholders.

                         EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this
Prospectus by reference from the Company's Annual
Report on
Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                       INDEMNIFICATION

     Section 102(b)(7) of the Delaware General
Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the
DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of the
Company's Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by Section
102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article X of the Company's By-
Laws
provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in accordance with the standard of conduct set forth in Article X. Article X further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under Article X.

     The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the
      Company with respect to payments which may be
made by the
Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

     The Company has entered into agreements with each of its directors and officers pursuant to which the
Company has agreed to indemnify such directors and officers, and to advance expenses in connection therewith, to the fullest extent permitted by law, and to maintain Director's and officers' liability insurance on behalf of such indemnified persons unless, in the business judgment of the Board of Directors of the Company, the premium cost for such insurance is substantially disproportionate to the amount of coverage or the coverage is so limited by exclusions that there is insufficient benefit from such insurance. The agreements further provide that, if indemnification is not available, then in any case in which the Company is jointly liable with the indemnified person the Company will contribute to the fullest extent permitted by law to the amount of expenses, judgments, fines and settlements paid or payable by the indemnified person in such proportion as is appropriate to reflect the relative benefits received, and the relative fault of, the Company and the indemnified person. Such rights cannot be modified, except as required by law, by any change in the
Company's Certificate of Incorporation or By-Laws.

     The indemnification described in the preceding paragraphs may include indemnification against liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange
Commission
such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

Information Required in the Registration Statement

Item. 3.  Incorporation of Documents by Reference.

      The following documents filed by Crane Co. (the
"Company") with the Securities and Exchange Commission
(the "Commission) are incorporated by reference into this
Registration Statement:

1.   The Company's Form 10-K, filed with the
     Commission for the fiscal year ended
     December 31, 1997 (No. 1-1657).

2.   The description of the Company's Common
     Stock contained in the Company's
     Registration Statement on Form 8-A filed under Section 12(b) of the Securities
     Exchange Act of 1934, as amended (the
     "Exchange Act"), including all amendments and reports updating such description.

     All documents subsequently filed by the Company
with the Commission pursuant to Sections 13(a), 13(c),
14
and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this
Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration
Statement or by any document which constitutes part of the prospectus relating to the Crane Co. 1998 Non-
Employee
Director Restricted Stock Plan (the "Plan") meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Item 4.  Description of Securities

     The class of securities to be offered under this Registration Statement is registered under Section
12(b)
of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the Common Stock to which this Registration Statement relates has been passed upon for the Company by Augustus I. duPont, Vice President,
General Counsel
and Secretary of the Company.  As of April 1, 1998, Mr.
duPont beneficially owned 30,727 shares of the Company's Common
Stock, of which 30,300 shares were granted under and subject to forfeiture under the terms of the Crane Co.
1998 Restricted Stock Award Plan, and held options granted under the Crane Co. Stock Option Plan to purchase 42,500 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General
Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Article IX of the Company's Certificate of
Incorporation
provides that the personal liability of directors of the
Company is eliminated to the fullest extent permitted by
Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article X of the Company's By-Laws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding
      if such person acted in accordance with the
standard of
conduct set forth in Article X. Article X further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under Article X.

     The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the
Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

     The Company has entered into agreements with each of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers, and to advance expenses in connection therewith, to the fullest extent permitted by law, and to maintain directors' and officers' liability insurance on behalf of such indemnified persons unless, in the business judgment of the Board of Directors of the Company, the premium cost for such insurance is substantially disproportionate to the amount of coverage or the coverage is so limited by exclusions that there is insufficient benefit from such insurance. The agreements further provide that, if indemnification is not available, then in any case in which the Company is jointly liable with the indemnified person the Company will contribute to the fullest extent permitted by law to the amount of expenses, judgments, fines and settlements paid or payable by the indemnified person in such proportion as is appropriate to reflect the relative benefits received, and the relative fault of, the Company and the indemnified person. Such rights cannot be modified, except as required by law, by any change in the Company's
Certificate of Incorporation or By-Laws.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits

     The following exhibits are filed herewith or incorporated by reference as part of this Registration
Statement:

EXHIBIT NO.        DESCRIPTION

3.1    The Certificate of Incorporation of the
       Company, as amended through May 7, 1987
       (incorporated by reference to Exhibit D to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987 -Commission File No. 1-1657)

3.2    The By-Laws of the Company, as amended
       through December 5, 1994 (incorporated by reference to Exhibit A to the Company's
       Annual Report on Form 10-K for the fiscal year ended December 31, 1996) --
       Commission File No. 1-1657

4.1    Crane Co. 1998 Non-Employee Director Restricted
       Stock Plan

4.2    Form of Agreement under the Crane Co. 1998
       Non- Employee Director Restricted Stock Plan

5.1 Opinion of Augustus I. duPont, Esq. as to the legality of the shares being registered.

23.1 Consent of Deloitte & Touche LLP, independent public accountants.

23.2 Consent of Augustus I. duPont, Esq. (included in opinion filed as Exhibit 5.1)

24.1 Power of Attorney (set forth on the signature page of this Registration Statement)

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)      To include any prospectus required
by
Section 10(a)(3) of the Securities Act;

          (ii)     To reflect in the prospectus any
facts
or events arising after the effective date of the
      registration statement (or the most recent post-
effective
amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)    To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration
Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby
undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section
13(a) or Section 15(d) of the Securities Exchange Act of
1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          * * *

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling
      person of the registrant in the successful
defense of any
action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     SIGNATURES

     Pursuant to the requirements of the Securities
Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on the 20th day of April, 1998.


CRANE CO.

BY:/s/R. S. Evans
Chairman of the Board and Chief Executive Officer



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Augustus I. duPont and Thomas J. Ungerland, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation for him in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration
Statement
and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities
Act of 1933, as amended, this Registration Statement been signed by the following persons in the capacities and on the date indicated.

SIGNATURE       TITLE                   DATE

/s/R. S. Evans  Chairman         April 20, 1998
R. S. Evans     of the
                Board and
                Chief
                Executive
                Officer
                and a
                Director
/s/D. S. Smith  Vice             April 20, 1998
D. S. Smith     President
                Finance
                and Chief
                Financial
                Officer
/s/M. L.        Controller        April 20, 1998
Raithel         and
M. L. Raithel   Principal
                Accounting
                Officer
/s/M. Anathan,  Director          April 20, 1998
III
M. Anathan,
III
/s/E. T.        Director          April 20, 1998
Bigelow, Jr.
E. T. Bigelow,
Jr.
/s/R S. Forte'  Director          April 20, 1998
R. S. Forte'
/D. R. Gardner  Director          April 20, 1998
D. R Gardner
/s/J. Gaulin    Director          April 20, 1998
J. Gaulin
/s/D. C.        Director          April 20, 1998
Minton
D. C. Minton
/s/C. J.        Director          April 20, 1998
Queenan, Jr.
C. J.
Queenan,
Jr.
/s/ J. L. L.
Tullis         Director           April 20, 1998
J. L. L. Tullis
/s/B. Yavitz    Director          April 20, 1998
B. Yavitz

                      EXHIBIT INDEX


EXHIBIT                                      SEQUENTIAL
NO.      DESCRIPTION                         PAGE NO.

3.1    The Certificate of Incorporation of the
       Company, as amended through May 7, 1987
       (incorporated by reference to Exhibit D to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987 -Commission File No. 1-1657)

3.2    The By-Laws of the Company, as amended
       through December 5, 1994 (incorporated by reference to Exhibit A to the Company's
       Annual Report on Form 10-K for the fiscal year ended December 31, 1996) --
       Commission File No. 1-1657

4.1    Crane Co. 1998 Non-Employee Director Restricted
       Stock Plan

4.2    Form of Agreement under the Crane Co. 1998
       Non- Employee Director Restricted Stock Plan

5.1 Opinion of Augustus I. duPont, Esq. as to the legality of the shares being registered.

23.1 Consent of Deloitte & Touche LLP, independent public accountants.

23.2 Consent of Augustus I. duPont, Esq. (included in opinion filed as Exhibit 5.1)

24.1 Power of Attorney (set forth on the signature page of this Registration Statement)
                                   EXHIBIT 4.1

                     THE CRANE CO.
              1998 NON-EMPLOYEE DIRECTOR
                 RESTRICTED STOCK PLAN

1. Purpose.

     The purposes of The Crane Co. 1998 Non-Employee
Director Restricted Stock Plan (the "Plan") are to attract and retain well-qualified persons for service as directors of Crane Co. (the "Company"), to provide directors through the payment of a portion of directors fees in shares of the Company's Common
Stock, par value $1.00 per share ("Common Stock"), with the opportunity to increase their proprietary interest in the Company and thereby to increase their personal interest in the Company's continued success.

2. Administration.

     Responsibility and authority to administer and interpret the provisions of this Plan shall be conferred upon a committee of at least three persons
(all of whom shall be persons not eligible to participate in this Plan) having full authority to act (the "Committee"). The members of the Committee shall be the Chairman of the Board (provided that he is not eligible to be a participant under this Plan), the Vice President-Finance of the Company, and at least one additional disinterested person to be elected by the Chairman. The Committee shall record its proceedings under this Plan. The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No member shall receive compensation with respect to his services for the Committee except as may be authorized by the Board of Directors. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all directors who have received awards, the Company and other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretations taken or made in good faith with respect to this Plan or awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

3. Eligibility.

     All directors of the Company who are not full-time employees of the Company shall be participants in this Plan.

4. Awards.

     Each non-employee director shall be paid an annual director's fee, in an amount fixed from time to time by the Board of Directors, which is not dependent upon attendance at meetings (the "Base
Fee"). The Base Fee shall be payable in stock and cash as provided hereunder. The stock portion of the Base Fee shall be determined pursuant to this Section
4. At the Company's Annual Meeting each calendar year, each eligible director shall be awarded the number of full shares of Common Stock of the Company
(rounded to the nearest ten shares) determined by dividing (i) the dollar amount equal to the excess of
(a) the Base Fee then in effect over (b) $15,000 by
(ii) the average of the high and low prices of a share of Common Stock on the New York Stock Exchange-
Composite Transactions Tape on the 10 consecutive trading days ending on the day preceding the award date, or, if no sale of Common Stock has been recorded on such date, then on the next preceding date on which a sale was so made (the "Fair Market
Value"). Each such award shall be evidenced by a written agreement, executed by the director and the Company, containing such restrictions, terms and conditions as the Committee may require. A director who becomes a member of the Board of Directors after the Annual Meeting in any year shall be awarded a prorated number of full shares of Common Stock based on an allocation of such director's Base Fee based on the number of full months of service for that year.
The price of Common Stock to be used in determining the number of shares of Common Stock to which such director shall be entitled for such year shall be the Fair Market Value of a share of Common Stock, on the day next preceding the date of the director's election to the Board of Directors.

5. Vesting.

     (a) An award of Common Stock is forfeitable if the director ceases to remain a member of the Board of Directors until the Annual Meeting of the year following the year of the award, except in the case of death or disability (as determined by the Committee), which disability renders the director unable to continue to serve the Company or upon a change of control of the Company as set forth in Paragraph 5(b) hereof. In the event of death or disability, an allocated portion of the award for the year of death or disability, based on the number of full months of service, shall become non-forfeitable and distributable as of the date of such death or disability. Shares which are forfeited may be regranted.

     (b) Notwithstanding anything else herein, all restrictions on any Common Stock that may have been awarded to a director hereunder shall lapse in the event of a "change in control." For purposes of this Plan, the term "change in control" shall mean (i) the first purchase of shares pursuant to a tender
      offer or exchange offer (other than a tender
offer or exchange offer by the Company) for all or part of the outstanding shares of the Company's
Common Stock or any securities convertible into such Common Stock, (ii) the receipt by the Company of a
Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of 20% or more of the outstanding shares of the Company's Common Stock calculated as provided in paragraph (d) of said Rule
13d-3, (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of Common
Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger, (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company or (vi) the date upon which individuals who constitute the Board of Directors of the Company (the "Board") as of April 21, 1998 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

6. Terms and Conditions.

     (a) The difference between the Base Fee and the portion of such Base Fee awarded under this Plan in Common Stock (valued at Fair Market Value) shall be paid to directors in cash on a monthly basis.

     (b) Until such time as the risk of forfeiture lapses or the shares awarded are forfeited, a director has the right to vote and to receive dividends on and other distributions with respect to the shares awarded.

     (c) At such time as the risk of forfeiture lapses, a director's Common Stock will have all the rights of any other Common Stock. No payment will be required from the director upon the issuance or delivery of any restricted stock, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such stock, provided that anything contained herein to the contrary notwithstanding, the Committee may accept stock received in connection with the award being taxed or otherwise previously acquired in satisfaction of withholding requirements.

     (d) No shares may be sold or transferred
(including, without limitation, transfer by gift or donation) prior to the fifth anniversary of the date of the award or the departure or resignation of the director from the Board, whichever is earlier; except with regard to shares which vest as a result of death or disability or upon a change of control of the Company (as defined in Section 5(b) hereof), at which time all restrictions on transfer shall lapse.

     (e) Up to 50,000 shares of Common Stock may be issued pursuant to this Plan. Shares of Common Stock issued pursuant to this Plan may be drawn from authorized but unissued shares or from treasury, as determined by the Board of Directors.

     (f) Certificates for shares issued under this Plan shall be registered in the name of the director, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Crane Co. 1998 Non-Employee Director
   Restricted Stock Plan. A copy of such Plan is on file in the offices of Crane Co., 100 First
   Stamford Place, Stamford, CT 06902."

     (g) Prior to termination of the restrictions on sale and transfer provided herein, the certificates for the shares awarded pursuant to this Plan will be held by the Company's Treasurer in custody for the director.

     (h) The Committee shall appropriately adjust the number of shares for which awards may be granted pursuant to this Plan in the event of any stock dividend, stock split, recapitalization or other similar event.

7. Amendment or Discontinuance.

     The Board of Directors of the Company may at any time amend, rescind or terminate this Plan, as it shall deem advisable; provided, however, that (i) no change may be made in awards theretofore granted under this Plan which would impair participants' rights without their consent, and (ii) no amendment to this Plan shall be made without approval of the Company's stockholders if the effect of such amendment would be to (a) increase the number of shares reserved for issuance hereunder; (b) materially increase the benefits accruing to participants under this Plan; (c) materially change the requirements for eligibility under Section 3 hereof; or (d) materially modify the method for determining the number of shares awarded under
Section 4 hereof; except that any such increase or modification that results from adjustments authorized by Section 6(h) hereof shall not require such approval.

8. Effective Date and Term of Plan.

     This Plan shall be submitted to the stockholders of the Company at the Annual Meeting in 1998 and, if approved by the stockholders, shall become effective
April 20, 1998. No shares shall be awarded under this Plan after May 31, 2008.

9. Governing Law.

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, other than the conflict of laws provisions thereof.


                                              EXHIBIT
4.2

              RESTRICTED STOCK AGREEMENT
    UNDER THE CRANE CO. 1998 NON-EMPLOYEE DIRECTOR
             RESTRICTED STOCK PLAN BETWEEN
                     CRANE CO.AND

                        (name)

              DATED AS OF APRIL 20, 1998

     The Shareholders of Crane Co., a Delaware corporation (the "Company"), approved the Crane Co.
1998 Non-Employee Director Restricted Stock Plan on
April 20, 1998. The annual retainer of the Directors of the Company is currently $25,000, so that, as contemplated, the Directors are entitled to receive awards of Restricted Stock under the Plan.

          As a condition to this award as of the Annual
Meeting of Shareholders of the Company on April 20,
1998 and as required by Section 4 of the Plan, the Company and (name) (the "Director"), hereby enter into this Restricted Stock Agreement and agree to the terms and conditions as hereinafter set forth:

l.   AWARD OF SHARES.

     Pursuant to the provisions of the Plan and this Agreement, the Company awards (shares) Shares (the
     "Restricted Stock") of Crane Co. Common Stock, par value $1.00 (the "Common Stock") to the Director.

2.   VESTING.

     (a) The award of Restricted Stock is forfeitable if the Director ceases to remain a member of the Board of Directors prior to the 1999 Annual
     Meeting, except in the case of death or
     disability, which disability renders the Director unable to continue to serve the Company or upon a Change-in-Control as defined in Paragraph 5(b) of the Plan. In the event of death or disability, an allocated portion of the award for the year of death or disability, based on the number of full months of service, shall become non-forfeitable and distributable as of the date of such death or disability.

     (b) Notwithstanding anything else herein, all Restrictions on the Restricted Stock shall lapse in the event of a "Change-in-Control" as defined in Paragraph 5(b) of the Plan.

3.  RESTRICTIONS.

    No Restricted Stock  may be sold or transferred
    (including, without limitation, transfer by gift or donation) during the period ending on the fifth anniversary of the date of the award, or on the departure or resignation of the Director from the Board of Directors, whichever is earlier (the
    "Restrictions"), except with regard to Restricted
    Stock which vests as a result of death or disability or upon a Change-in-Control as defined in Section 5(b) of the Plan, at which time all Restrictions shall lapse. Until such time as the risk of forfeiture lapses or the Restricted Stock is forfeited, the Director shall have the right to vote and to receive dividends on and other distributions with respect to the Restricted Stock and at such time as the risk of forfeiture lapses, the Director's Restricted Stock will have all the rights of any other Common Stock.

4.  STOCK CERTIFICATES.

    (a) Certificates for shares issued under this Agreement shall bear the following legend:

              "The shares represented by this
         certificate have been issued under, and are subject to certain terms and conditions
         (including those relating to forfeiture and restrictions on sale or transfer) contained in the Crane Co. 1998 Non-Employee Director
         Restricted Stock Plan and an Agreement entered into between the registered owner and Crane
         Co. Copies of the Plan and Agreement are on file in the offices of Crane Co., 100 First
         Stamford Place, Stamford, Connecticut 06902."

    (b)  All certificates for Restricted Stock
    delivered under this Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (c) Prior to termination of the Restrictions, the certificates for the shares awarded pursuant to the Plan will be held by the Company's Treasurer in custody for the Director.

5.       COVENANTS.

    (a) The Director agrees to be bound by all terms and provisions of the Plan, receipt of a copy of which is acknowledged by the Director's signature below, and all such provisions shall be deemed a part of this Agreement for all purposes.

    (b) The Director agrees to provide the Company, when and if requested, with any information or documentation which the Company believes necessary or advisable in connection with the administration of the Plan, including data required to assure compliance with the requirements of the Securities and Exchange Commission, of any stock exchange upon which the Common Stock is then listed, or of any applicable federal, state or other law.

    (c) The Director agrees, upon due notice and demand, to promptly pay to the Company the cash amount of any taxes which are required to be withheld by the Company either at the time of lapse of the Restrictions or at the time of award (where the Director duly elects to be taxed at such earlier time); provided that, anything contained herein to the contrary notwithstanding, the Committee may accept shares of Common Stock received in connection with the award being taxed or otherwise previously acquired in satisfaction of withholding requirements.

6.       ADMINISTRATION AND INTERPRETATION OF PLAN AND
AGREEMENT.

    In the event of any conflict between the terms herein and those of the Plan, the provisions of the Plan shall prevail.

    The Committee which has been appointed by the Board of Directors as required by the Plan (the
    "Committee") shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan and this Agreement thereunder, (including, but not limited to, determinations of disability under
    Section 2(a) hereof) and all such action by the Committee shall be final, conclusive, and binding upon the Company and the Director.

    This Restricted Stock Agreement is issued pursuant to, and shall be governed by, the laws of the State of Delaware. There have been no representations other than those contained herein.

7.  AMENDMENT OR DISCONTINUANCE.

    The Company may at any time amend, rescind or terminate the Plan, as it shall deem advisable;
    provided, however, that no change may be made in Awards theretofore granted under the Plan which would impair a Director's rights without his consent.


                        CRANE CO.


By:_________________

Chairman and Chief Executive Officer

__________________
(name)
Date:  _____________

                                        Exhibit 5.1
April 20, 1998
Crane Co.
100 First Stamford Place
Stamford, CT 06902

Gentlemen:

      Reference is made to the Registration Statement on Form S-8, to be filed contemporaneously herewith under the Securities Act of 1933 by Crane Co. (the
"Registrant") relating to 50,000 shares of Common
Stock, par value $1.00 per share ("Common Stock"), of the Registrant to be issued under the Crane Co. 1998
Non-Employee Director Restricted Stock Plan (the
"Plan").

      In connection with such filing, the undersigned has examined copies of the following:

      1.    The Certificate of Incorporation of the
Registrant and all amendments thereto as in existence and as filed with the Secretary of State of the State of Delaware.

      2.    The By-Laws of the Registrant.

      3.    The Minutes of meetings of the Board of
Directors and of the Shareholders of the Registrant adopting and ratifying the Plan.

      4.   The Crane Co. 1998 Non-Employee Director
Restricted Stock Award Plan.

     5.     The form of Restricted Stock Agreement
under the  Plan.

      6.    The Registration Statement to which this
Document is an exhibit.

      Based on the foregoing documents and upon examination of such other records, documents and matters of law as deemed necessary, the undersigned is of the opinion that:

      1.     The Registrant is a corporation duly
            organized and validly existing under the laws of the State of Delaware.

      2.    The 50,000 shares of Common Stock of the
            Registrant authorized for issuance under the Plan have been duly authorized, and such shares, when issued by the Registrant in accordance with the terms and conditions of the Plan, will be validly issued, fully paid, nonassessable and, subject to the provisions of the Plan and the various
            Restricted Stock Agreements with respect to the lapse of restrictions thereon, freely transferable.

      The undersigned beneficially owns 30,727 shares of the Registrant's Common Stock, including 30,300 restricted shares, and holds options for 42,500 shares of Common Stock under the Crane Co. Stock Option Plan.
The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the use of the undersigned's name under the caption
"Legal Opinion" in any prospectus materials to be used in connection therewith.

                              Very truly yours,

                              /s/ Augustus I. duPont





                                             EXHIBIT
23.1

INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Crane Co. on Form S-8 related to the Crane Co. 1998 Non-Employee Director
Restricted Stock Award Plan of our reports dated
January 21, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Crane
Co. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration
Statement.






/s/DELOITTE & TOUCHE LLP
Stamford, Connecticut
April 20, 1998